5333 Westheimer, Suite 600 Houston, Texas 77056

Company Contact: Jon C. Biro Phone: 713-351-4100 Fax: 713-335-2222 www.icopolymers.com

ICO, Inc. Reports Fiscal Year Fourth Quarter
and Fiscal Year 2005 Results

HOUSTON, TEXAS, December 7, 2005 - ICO, Inc. (NASDAQ: ICOC), global producer of custom polymer powders and plastic film concentrates, today announced its fiscal year fourth quarter and year-end financial results for the period ended September 30, 2005. Highlights included:

▪	15% growth in revenues and a 107% increase in pre-tax income during fiscal year 2005
▪	$.20 basic income from continuing operations per common share for the full year and $.10 basic income from continuing operations per common share for the fourth quarter of fiscal year 2005
▪	Outlook continues to be positive

Unaudited Summary
Financial Information
($ in millions, except per share data)

	Year Ended			Quarter Ended			Quarter Ended
	September 30,			September 30,			June 30,
	2005	2004	Change	2005	2004	Change	2005	Change

Revenues	$296.6	$257.5	$39.1	$71.3	$66.4	$4.9	$75.8	$(4.5)
Gross profit	53.5	47.9	5.6	13.3	11.7	1.6	12.7	0.6
Gross margin	18.0%	18.6%	(.6)%	18.6%	17.5%	1.1%	16.8%	1.8%
Operating income	8.2	5.2	3.0	2.5	0.1	2.4	1.3	1.2

Net income from continuing operations	5.0	3.9	1.1	2.6	1.9	0.7	0.0	2.6

Basic income from continuing operations per share	$.20	$.15	$.05	$.10	$.07	$.03	$.00	$.10

Diluted income from continuing operations per share	$.17	$.14	$.03	$.09	$.06	$.03	$.00	$.09

Revenues increased $39.1 million, or 15%, to $296.6 million during fiscal year 2005 compared to fiscal year 2004. Higher selling prices primarily caused by higher resin prices and stronger foreign currencies caused the revenue increase. Gross profit improved to $53.5 million in fiscal year 2005, up $5.6 million, or 12%, from fiscal year 2004. This improvement was caused by effectively increasing product sales prices and managing raw material procurement. Lower sales and service volumes partially offset these improvements.

Selling, general and administrative costs increased $3.2 million in fiscal year 2005 caused by stronger foreign currencies ($1.0 million), higher professional accounting fees ($1.1 million), and higher third-party consulting costs related to the Company’s Sarbanes-Oxley 404 implementation ($.9 million). The Company was required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) during fiscal year 2005 which drove the increase in third-party consulting and professional accounting fees. The following table summarizes certain SG&A expense changes:

	Year Ended			Quarter Ended			Quarter Ended
	September 30,			September 30,			June 30,
	2005	2004	Change	2005	2004	Change	2005	Change

Professional accounting fees	$2.1	$1.0	$1.1	$.7	$.3	$.4	$.6	$.1
Third-party Sarbanes-Oxley implementation expense	1.0	.1	.9	$.1	-	.1	.5	(.4)
Total	$3.1	$1.1	$2.0	$.8	$.3	$.5	$1.1	$(.3)

Led by the improvement in gross profit, operating income increased 58%, or $3.0 million, in fiscal 2005, compared to the prior year, to $8.2 million. Fiscal year 2005 income from continuing operations before income taxes was $5.2 million, versus income of $2.5 million in fiscal year 2004, an increase of $2.7 million or 107%. Net income (including discontinued operations) improved $4.2 million, compared with fiscal year 2004, due to the increase in income from continuing operations before taxes, an increase in tax expense in FY 2005 (compared to a benefit in fiscal year 2004), and an after tax charge in fiscal 2004 related to discontinued operations of $3.3 million. Income from continuing operations for the year ended September 30, 2005 was $5.0 million or $.20 per common share.

For the three months ending September 30, 2005, operating income improved $2.4 million, compared to the prior year quarter, to $2.5 million. The dramatic improvement in operating income was caused by an increase in gross profit of $1.6 million, or 14%, due to higher gross margins caused by an improvement in feedstock margins (the difference between product sales revenue and raw material cost of sales) and lower production expenses. Additionally, impairment, restructuring and other costs declined $.5 million, compared to the fourth quarter of last year. Due to the utilization of deferred tax assets and related reversal of valuation allowances in the fourth quarter of fiscal 2005, the Company recognized a benefit for income taxes of $.8 million. Income from continuing operations was $2.6 million during the quarter, or $.10 per common share.

The Company’s President and CEO, Mr. A. John Knapp, Jr., stated “The resin price environment we currently operate in requires a substantial amount of attention. We did a great job last year and during the fourth quarter of monitoring our inventory positions closely and managing our selling prices accordingly. Our fiscal 2005 results reflect the hard work of the entire ICO organization. Thus far, customer demand and profitability during the early part of fiscal year 2006 have been very strong and we currently believe that first quarter fiscal year 2006 pre-tax profitability, excluding charges, will significantly exceed the first and fourth quarters of fiscal year 2005.”

The Company’s liquidity position continued to improve during the fourth quarter of fiscal year 2005. At September 30, 2005, the Company’s available borrowing capacity was $34.5 million, an improvement from $22.4 million as of September 30, 2004. This improvement was mostly due to the expansion of existing credit facilities and the addition of long-term loans closed during the fiscal year. In November, the Company gave notice to redeem the remaining $3.0 million of 10 3/8% Series B Senior Notes on December 16, 2005.

Preferred Dividend

The Company’s Board of Directors has determined not to declare any dividend on its depositary shares, each representing ¼ of a share of its $6.75 convertible exchangeable preferred stock, for the quarter ending on December 31, 2005.

Conference Call on the Web

A live Internet broadcast of ICO, Inc.’s conference call regarding fiscal 2005 fourth quarter and year-end results can be accessed at 9:00 a.m. Central Standard Time on Thursday, December 8, 2005 at www.firstcallevents.com, where the webcast replay will be archived. (Minimum requirements to listen to the broadcast are: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/player/download/ download.aspx and at least a 28.8Kbps connection to the Internet.)

Investors are invited to participate in the conference by dialing 719-457-2628, passcode 4634933. The webcast will be archived for 10 days. A recording of the conference will be available until December 18, 2005 by dialing 719-457-0820, passcode: 4634933.

About ICO, Inc.

With 18 locations in 9 countries, ICO Polymers produces custom polymer powders for rotational molding and other polymers segments, including textiles, metal coatings and masterbatch. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the plastic film industry.

This press release contains forward-looking statements, which are not statements of historical facts and involve certain risks, uncertainties and assumptions. These include, but are not limited to, restrictions imposed by the Company’s outstanding indebtedness, changes in the cost and availability of polymers, demand for the Company's services and products, business cycles and other industry conditions, the Company’s lack of asset diversification, international risks, operational risks, and other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2004 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

ICO, Inc.
Consolidated Statement of Operations
(Unaudited and in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	September 30,		June 30,	September 30,
	2005	2004	2005	2005	2004

Product Sales	$ 63,764	$ 57,197	$ 67,530	$ 262,818	$ 221,700
Toll Services	7,515	9,201	8,232	33,788	35,825
Total Revenues	71,279	66,398	75,762	296,606	257,525
Cost of sales and services	58,001	54,746	63,051	243,140	209,671
Gross Profit	13,278	11,652	12,711	53,466	47,854
Selling, general and administrative expense	8,799	8,537	9,227	36,328	33,109
Stock option compensation expense	33	245	243	673	679
Depreciation and amortization	1,786	2,041	1,934	7,772	7,996
Impairment, restructuring and other costs	145	686	-	488	854
Operating income	2,515	143	1,307	8,205	5,216
Other income (expense):
Interest expense, net	(628)	(684)	(748)	(2,836)	(2,663)
Other income (expense)	(128)	(212)	(65)	(149)	(35)
Income (loss) from continuing operations before income taxes	1,759	(753)	494	5,220	2,518
Provision (benefit) for income taxes	(812)	(2,608)	475	218	(1,370)
Income from continuing operations	2,571	1,855	19	5,002	3,888
Loss from discontinued operations, net of benefit for
income taxes of ($62), ($101), ($37),($268), ($1,955), respectively	(114)	(189)	(63)	(497)	(3,631)

Net income (loss)	$ 2,457	$ 1,666	$ (44)	$ 4,505	$ 257

Basic income from continuing operations	$ 0.10	$ 0.07	$ -	$ 0.20	$ 0.15
Basic net income (loss) per common share	$ 0.10	$ 0.07	$ -	$ 0.18	$ 0.01

Diluted income from continuing operations	$ 0.09	$ 0.06	$ -	$ 0.17	$ 0.14
Diluted net income (loss) per common share	$ 0.08	$ 0.06	$ -	$ 0.15	$ 0.01

Earnings from continuing operations before interest expense, taxes, depreciation and
amortization (a)	$ 4,173	$ 1,972	$ 3,176	$ 15,828	$ 13,177

Gross Margin	18.6%	17.5%	16.8%	18.0%	18.6%

(a) See “Reconciliation of Selected Financial Data”

ICO, Inc.
Reconciliation of Selected Financial Data
(Unaudited and in thousands)

In this news release, the Company has presented the measurement EBITDA from continuing operations that is not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), but is derived from relevant items in the Company's GAAP financials. The reasons the Company believes this measurement is important to present and the risks associated with presenting this measurement are as follows:

● The measurement EBITDA from continuing operations is one of the measures used by the managers and the Board of Directors of the Company to evaluate the Company's performance including its ability to service debt and is an indication of the Company’s developing liquidity position. Furthermore, the Company’s management uses this measure to make operational decisions in the ordinary course of business.
● The Company decided to use this measure as the Company believes this measurement is a reasonable indicator of the amount of cash generated by the business available to pay for working capital growth, capital expenditures, interest, debt principal payments, dividends and taxes.
● The material limitation of the Non-GAAP measurement EBITDA from continuing operations, relates to this measure excluding certain items that affect the Company’s net income.
● The Company mitigates this limitation by the provision of the specific detailed description and computation of the measure and ensuring that this
Non-GAAP measure is no more prominent in the Companys filings compared to GAAP measures of profitability.
● Investors in the Companys securities often ask the Companys management about the Companys trend of EBITDA from continuing operations.

	Three Months Ended			Twelve Months Ended
	September 30,		June 30,	September 30,
	2005	2004	2005	2005	2004

Net income (loss)	$ 2,457	$ 1,666	$ (44)	$ 4,505	$ 257
Add to/(deduct from) net income (loss):
Loss from discontinued operations	114	189	63	497	3,631
Provision (benefit) for income taxes	(812)	(2,608)	475	218	(1,370)
Interest expense, net	628	684	748	2,836	2,663
Depreciation and amortization	1,786	2,041	1,934	7,772	7,996

EBITDA from continuing operations	$ 4,173	$ 1,972	$ 3,176	$ 15,828	$ 13,177

ICO, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands, except share data and ratios)

	September 30,	September 30,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$ 3,234	$ 1,931
Trade receivables	57,132	53,134
Inventories	35,006	32,290
Deferred income taxes	2,579	2,425
Prepaid and other current assets	5,542	6,826
Total current assets	103,493	96,606

Property, plant and equipment, net	49,274	52,198
Goodwill	8,831	8,719
Other assets	2,657	947
Total assets	$ 164,255	$ 158,470

LIABILITIES, STOCKHOLDERS' EQUITY AND
ACCUMULATED OTHER COMPREHENSIVE LOSS
Current liabilities:
Borrowings under credit facilities	$ 8,989	$ 8,878
Current portion of long-term debt	5,657	3,775
Accounts payable	31,387	31,856
Accrued salaries and wages	4,181	4,847
Other current liabilities	11,897	13,041
Total current liabilities	62,111	62,397

Deferred income taxes	4,383	3,663
Other long-term liabilities	1,678	1,769
Long-term debt, net of current portion	18,993	19,700
Total liabilities	87,165	87,529

Commitments and contingencies	-	-
Stockholders' equity:
Convertible preferred stock, without par value- 345,000 shares authorized; 322,500 shares issued and outstanding with
a liquidation preference of $38,234 and $36,058, respectively	13	13
Undesignated preferred stock, without par value-
105,000 shares authorized; No shares issued and outstanding	-	-
Common stock, without par value- 50,000,000 shares
authorized; 25,544,997 and 25,338,766 shares issued
and outstanding, respectively	44,265	43,807
Additional paid-in capital	104,134	103,452
Accumulated other comprehensive loss	(1,245)	(1,749)
Accumulated deficit	(70,077)	(74,582)
Total stockholders' equity	77,090	70,941
Total liabilities and stockholders' equity	$ 164,255	$ 158,470

OTHER BALANCE SHEET DATA
Working capital	$ 41,382	$ 34,209
Current ratio	1.7	1.5
Total debt	$ 33,639	$ 32,353
Debt-to-capitalization	30.4%	31.3%

ICO, Inc.
Supplemental Segment Information
(Unaudited and in thousands, except percentages)

Revenues
Year Ended September 30:	2005	% of Total	2004	% of Total	Change	%
ICO Europe	$ 126,986	43%	$ 112,554	44%	$ 14,432	13%
ICO Courtenay - Australasia	47,670	16%	40,640	16%	7,030	17%
ICO Polymers North America	40,589	14%	36,773	14%	3,816	10%
ICO Brazil	8,283	3%	7,273	3%	1,010	14%
Total ICO Polymers	223,528	76%	197,240	77%	26,288	13%
Bayshore Industrial	73,078	24%	60,285	23%	12,793	21%
Consolidated	$ 296,606	100%	$ 257,525	100%	$ 39,081	15%

Three Months Ended September 30:	2005	% of Total	2004	% of Total	Change	%
ICO Europe	$ 27,759	39%	$ 27,262	41%	$ 497	2%
ICO Courtenay - Australasia	13,106	19%	11,083	17%	2,023	18%
ICO Polymers North America	10,220	14%	9,171	14%	1,049	11%
ICO Brazil	2,266	3%	2,272	3%	(6)	0%
Total ICO Polymers	53,351	75%	49,788	75%	3,563	7%
Bayshore Industrial	17,928	25%	16,610	25%	1,318	8%
Consolidated	$ 71,279	100%	$ 66,398	100%	$ 4,881	7%

Operating income (loss)
Year Ended September 30:	2005	2004	Change
ICO Europe	$ 4,201	$ 2,400	$ 1,801
ICO Courtenay - Australasia	2,910	3,999	(1,089)
ICO Polymers North America	771	1,444	(673)
ICO Brazil	(951)	118	(1,069)
Total ICO Polymers	6,931	7,961	(1,030)
Bayshore Industrial	8,881	5,511	3,370
Total Operations	15,812	13,472	2,340
General Corporate Expense*	(7,607)	(8,256)	649
Consolidated	$ 8,205	$ 5,216	$ 2,989
* General corporate expense includes stock option compensation expense of $673 and $679 for the year ended September 30, 2005 and 2004, respectively.

Three Months Ended September 30:	2005	2004	Change
ICO Europe	$ 641	$ 106	$ 535
ICO Courtenay - Australasia	1,033	929	104
ICO Polymers North America	257	(291)	548
ICO Brazil	(184)	51	(235)
Total ICO Polymers	1,747	795	952
Bayshore Industrial	2,504	1,573	931
Total Operations	4,251	2,368	1,883
General Corporate Expense*	(1,736)	(2,225)	489
Consolidated	$ 2,515	$ 143	$ 2,372
* General corporate expense includes stock option compensation expense of $33 and $245 for the three months ended September 30, 2005 and 2004, respectively.

Operating income (loss) as a percentage of revenues	Three Months Ended			Year Ended
	September 30,			September 30,
	2005	2004	Increase/	2005	2004	Increase/
			(Decrease)			(Decrease)
ICO Europe	2%	0%	2%	3%	2%	1%
ICO Courtenay - Australasia	8%	8%	0%	6%	10%	(4%)
ICO Polymers North America	3%	(3%)	6%	2%	4%	(2%)
ICO Brazil	(8%)	2%	(10%)	(11%)	2%	(13%)
Total ICO Polymers	3%	2%	1%	3%	4%	(1%)
Bayshore Industrial	14%	9%	5%	12%	9%	3%
Consolidated	4%	0%	4%	3%	2%	1%

ICO, Inc.
Supplemental Segment Information (cont'd.)
(Unaudited and in thousands, except percentages)

Revenues
	Three Months Ended
	September 30,		June 30,
	2005	% of Total	2005	% of Total	Change	%
ICO Europe	$ 27,759	39%	$ 33,754	44%	$ (5,995)	(18%)
ICO Courtenay - Australasia	13,106	19%	12,228	16%	878	7%
ICO Polymers North America	10,220	14%	10,691	14%	(471)	(4%)
ICO Brazil	2,266	3%	2,009	3%	257	13%
Total ICO Polymers	53,351	75%	58,682	77%	(5,331)	(9%)
Bayshore Industrial	17,928	25%	17,080	23%	848	5%
Consolidated	$ 71,279	100%	$ 75,762	100%	$ (4,483)	(6%)

Operating income (loss)
	Three Months Ended
	September 30,	June 30,
	2005	2005	Change
ICO Europe	$ 641	$ 646	$ (5)
ICO Courtenay - Australasia	1,033	555	478
ICO Polymers North America	257	310	(53)
ICO Brazil	(184)	(192)	8
Total ICO Polymers	1,747	1,319	428
Bayshore Industrial	2,504	1,869	635
Total Operations	4,251	3,188	1,063
General Corporate Expense*	(1,736)	(1,881)	145
Consolidated	$ 2,515	$ 1,307	$ 1,208
* General corporate expense includes stock option compensation expense of $33 and $243 for the three months ended September 30, 2005 and June 30, 2005, respectively.

Operating income (loss) as a percentage of revenues	Three Months Ended
	September 30,	June 30,	Increase/
	2005	2005	(Decrease)
ICO Europe	2%	2%	0%
ICO Courtenay - Australasia	8%	5%	3%
ICO Polymers North America	3%	3%	0%
ICO Brazil	(8%)	(10%)	2%
Total ICO Polymers	3%	2%	1%
Bayshore Industrial	14%	11%	3%
Consolidated	4%	2%	2%